Exhibit 10.13(j)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT; (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S (INCLUDING RULE 905 THEREOF) UNDER THE U.S. SECURITIES ACT; (D) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (RULE 144 THEREUNDER, IF AVAILABLE AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS; OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (D) OR (E), THE SELLER FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

MEDMEN ENTERPRISES INC.
MM CAN USA, INC.

FOURTH AMENDED AND RESTATED

SENIOR SECURED CONVERTIBLE NOTE

Date: August 17, 2021

RECITALS:

WHEREAS, MEDMEN ENTERPRISES INC., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), and MM CAN USA, INC., a California corporation (the “U.S. Borrower” and, with the Company, collectively, the “Borrowers”, and each a “Borrower”), issued senior secured convertible notes which as of the date hereof evidence an aggregate principal amount equal to the aggregate principal amounts set forth in Appendix B hereto, as increased pursuant to the terms of the Operative Documents, to [●], a [●], and its successors and permitted assigns (the “Holder” or “Purchaser”);

AND WHEREAS, in connection with that certain Fourth Amended and Restated Securities Purchase Agreement, dated August 17, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) among the Holders party thereto, the Borrowers, the other Credit Parties party thereto and the Collateral Agent, the Borrowers and Holder desire to amend and restate, supersede and replace the Notes issued prior to the date hereof in their entirety pursuant to the terms and conditions set forth in this amended and restated senior secured convertible note (as amended, restated, supplemented or otherwise modified from time to time, this “Note”);

AND WHEREAS, therefore, this Note evidences the principal amount of the Obligations of the Borrowers to the Holder and all interest and fees accrued thereon;

NOW, THEREFORE, the parties hereby amend, restate, supersede and replace the Note(s) issued to Holder prior to the date hereof as follows:

Article 1
principal and interest

1.1 Promise to Pay

FOR VALUE RECEIVED, the Borrowers, jointly and severally, each hereby acknowledges itself indebted to and promises to pay to the order of the Holder on the earlier of (the “Maturity Date”) (a) the seven (7) year anniversary of the Fourth Restatement Closing Date and (b) such earlier date as the Principal Amount (as hereinafter defined) may become payable in accordance with the provisions of this Note, the principal amount of $[●] in lawful money of the United States (together with all Interest accrued and paid in kind under Section 3.3, collectively, the “Principal Amount”) and to accrue interest (“Interest”) on the Principal Amount outstanding from time to time at the Applicable Interest Rate (as hereinafter defined) until the Principal Amount of the Note is repaid in full in accordance with its terms.

The Borrowers shall pay Interest in accordance with Section 3.3. Any Obligations (as defined in the Securities Purchase Agreement) arising out of this Note, including without limitation the Principal Amount and the Interest, shall be referred to herein as the “Obligations”. The Holder acknowledges that this Note is one of a series of notes of substantially similar terms and conditions (collectively, the “Notes”) issued by the Borrowers to the Holder and other holders (such holders with the Holder, collectively, the “Holders”) under the terms of the Securities Purchase Agreement.

Article 2
interpretation and general provisions

2.1 Interpretation

Capitalized terms used herein without definition shall have the meaning ascribed thereto in the Securities Purchase Agreement providing for, inter alia, the issuance of this Note by the Borrowers.

2.2 Plurality and Gender

Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing Persons shall include firms and corporations and vice versa.

2.3 Headings, etc.

The division of this Note into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.

2.4 Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

2.5 Currency

Any reference in this Note to “Dollars”, “dollars” or the sign “$” shall be deemed to be a reference to lawful money of the United States.

Article 3

PAYMENT OF PRINCIPAL AND INTEREST

3.1 The Obligations shall be due and payable without deduction or withholding for taxes of any kind or nature, except to the extent required by applicable law, immediately on the earlier of:

(a)	the Maturity Date; and

(b)	as and to the extent provided in Article IX of the Securities Purchase Agreement, upon the occurrence and continuance of an Event of Default (as hereinafter defined).

3.2 Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Operative Document:

(a)	Replacing LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12- month LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Operative Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Note or any other Operative Document. With respect to any Benchmark Replacement, all interest payments will be payable on a monthly basis.

(b)	Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Operative Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Holders without any amendment to, or further action or consent of any other party to, this Note or any other Operative Document so long as the Collateral Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Holders comprising the Majority Holders.

(c)	Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Collateral Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Operative Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Note (other than the consent of the Borrowers in accordance with the definition of “Benchmark Replacement Conforming Changes”).

(d)	Notices; Standards for Decisions and Determinations. The Collateral Agent will promptly notify the Company and the Holders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Collateral Agent and/or the Borrowers, as applicable, pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(e)	Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Collateral Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Collateral Agent and the Borrowers may modify the definition of “Interest Period” for any Benchmark setting at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Collateral Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

3.3 Interest shall accrue at the Applicable Interest Rate and shall be calculated on the basis of the actual days elapsed in the period for which such Interest is to accrue and on the basis of a year of 360 days. Interest accrued to, but not including, each Interest Payment Date shall, in lieu of paying such Interest due in cash, be added to the Principal Amount as of such Interest Payment Date, with such amount accruing Interest as part of the Principal Amount of the Obligations and shall be payable in full on the Maturity Date if not otherwise paid prior to such date in accordance with the Securities Purchase Agreement and this Note.

3.4 Notwithstanding anything herein or in the Securities Purchase Agreement to the contrary, all payments under this Note will be pari passu with all payments under the other Notes in respect of outstanding Obligations (as defined in the Securities Purchase Agreement) applied in accordance with Sections 7.23 and 9.2(a), as applicable, of the Securities Purchase Agreement; provided, that this clause (and such sections of the Securities Purchase Agreement) shall not apply to any repayment, redemption or prepayment made in accordance with (a) Section 5.2(b) of any applicable Note to a Specified Holder if repayment, redemption or prepayment to the Fourth Restatement Holders is not permitted at the time of such repayment, redemption or prepayment pursuant to Section 5.2(a) or Section 5.2(c) of the Notes held by the Fourth Restatement Holders and (b) Section 5.3 of any applicable Note, in which case any repayment, redemption or prepayment to the Holders that elect such repayment, redemption or prepayment in accordance with Section 5.3 of any applicable Note shall be allocated among such electing Holders in accordance with this Section 7.23

3.5 For purposes of this Note, the following terms shall have the definitions set forth in this Section 3.5:

(a)	“Applicable Interest Rate” means, as of any date, LIBOR plus six percent (6.0%) per annum.

(b)	“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Note as of such date.

(c)	“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.2, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

(d)	“Benchmark Replacement” means, for any Available Tenor: (1) For purposes of clause (a) of this Section, the first alternative set forth below that can be determined by the Collateral Agent: (a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or (b) the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (a) of this Section; and (2) For purposes of clause (b) of this Section, the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Collateral Agent and the Borrowers as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Note and the other Operative Documents.

(e)	“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters) that the Collateral Agent and the Borrowers decide may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Collateral Agent in a manner substantially consistent with market practice (or, if the Collateral Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Collateral Agent decides is reasonably necessary in connection with the administration of this Note and the other Operative Documents).

(f)	“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

(g)	“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Collateral Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Collateral Agent decides that any such convention is not administratively feasible for the Collateral Agent, then the Collateral Agent may establish another convention in its reasonable discretion.

(h)	“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Holders, so long as the Collateral Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Holders, written notice of objection to such Early Opt-in Election from Holders comprising the Majority Holders.

(i)	“Early Opt-in Election” means the occurrence of: (1) a notification by the Collateral Agent to (or the request by the Borrowers to the Collateral Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities for public companies in the retail industry sector and with similar credit profiles to the Company) at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Collateral Agent and the Borrowers to trigger a fallback from LIBOR and the provision by the Collateral Agent of written notice of such election to the Holders.

(j)	“Floor” means the benchmark rate floor, if any, provided in this Note initially (as of the execution of this Note, the modification, amendment or renewal of this Note or otherwise) with respect to LIBOR.

(k)	“Interest Payment Date” means the last Business Day of each month, with the first Interest Payment Date after the Fourth Restatement Closing Date occurring on August 31, 2021.

(l)	“Interest Period” means, with respect to periods in which clause (ii) of the definition of LIBOR applies, the period beginning on the day after the applicable Interest Payment Date and ending on the next Interest Payment Date.

(m)	“LIBOR” means the greater of (i) 2.5% and (ii) for any Interest Period, the rate equal to the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate), as published by Reuters (or any other commercially available source providing quotations of such rate as designated by the Holder from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, that in no event shall such rate be less than zero or exceed four percent (4.0%); and provided further, that if a rate determined under clause (ii) is not available at such time for such Interest Period, the parties will work in good faith to agree upon an alternative floating rate.

(n)	“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

(o)	“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

(p)	“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

Article 4

CONVERSION

4.1 Optional Conversion Right

The Holder has the right (the “Optional Conversion Right”), from time to time, at any time on or prior to 5:00 p.m. (Toronto time) on the earlier of the Business Day immediately preceding (i) the Maturity Date and (ii) the date fixed for redemption of this Note in accordance with terms hereof, to convert all or any portion of the outstanding Principal Amount plus, at the Holder’s option, all accrued and unpaid Interest (other than Interest paid in kind on and after the Fourth Restatement Closing Date) with respect to such Principal Amount and any unpaid fees, into Class B Subordinate Voting Shares of the Company (the “Shares”), at a price equal to the price per Share set forth on Appendix B corresponding to the portion of the Principal Amount being converted; and, with respect to Interest paid in kind on and after the Fourth Restatement Closing Date for each installment of Interest paid on an Interest Payment Date, at a price equal to the higher of (i) the per Share volume-weighted average price of the Shares on the Canadian Securities Exchange (or, if not listed on the Canadian Securities Exchange, such other recognized stock exchange or quotation system on which the Shares are listed for trading) for the period from the scheduled open of trading until the scheduled close of trading of the primary trading session over the thirty (30) consecutive trading days prior to and including the relevant Interest Payment Date, determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours, and (ii) the price per share determined using the lowest discounted price available pursuant to the pricing policies of the Canadian Securities Exchange or otherwise permitted by the Canadian Securities Exchange (each such price per Share, being a “Conversion Price”, and the amount of such Notes to be converted (the “Converted Portion”)).

4.2 Exercise of Optional Conversion Right

The Optional Conversion Right may be exercised by the Purchaser by completing and signing a notice of conversion in a form reasonably acceptable to the Company and the Purchaser (the “Optional Conversion Notice”) and delivering the Optional Conversion Notice and this Note to the Borrowers. The Optional Conversion Notice shall provide that the Optional Conversion Right is being exercised, shall specify the amount and the Converted Portion(s) being converted, the applicable Conversion Price(s) with respect to such Converted Portion(s), and the date (the “Optional Conversion Issue Date”) on which Shares are to be issued upon the exercise of the Optional Conversion Right (such date to be no earlier than five (5) Business Days and no later than ten (10) Business Days after the day on which the Optional Conversion Notice is delivered to the Borrowers). The conversion shall be deemed to have been effected immediately prior to the close of business on the Optional Conversion Issue Date and the Shares issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. Within ten (10) Business Days after the Optional Conversion Issue Date, a certificate or other evidence of ownership for the required number of Shares shall be issued to the Purchaser. If less than all of the Principal Amount of this Note is the subject of the Optional Conversion Right, then within ten (10) Business Days after the Optional Conversion Issue Date, the Borrowers shall deliver to the Purchaser a replacement Note in the form hereof in the principal amount of the unconverted principal balance hereof and any unconverted portion of any accrued and unpaid Interest and fees (and with Appendix B having been updated for all changes (including prior updates made in Schedule 1.1(d) that were not included in Appendix B prior to such replacement Note being issued)), and this Note shall be cancelled. If the Optional Conversion Right is being exercised in respect of the entire Principal Amount of this Note (and, if applicable, all accrued and unpaid Interest and fees), this Note shall be cancelled.

4.3 [Reserved.]

4.4 [Reserved.]

4.5 Other Adjustments of Conversion Price

Each Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)	If and whenever at any time prior to the Maturity Date, the Company shall:

(i)	subdivide or redivide the outstanding Shares into a greater number of Shares;

(ii)	reduce, combine or consolidate the outstanding Shares into a smaller number of Shares;

(iii)	issue Shares (or securities convertible into or exchangeable for Shares) to the holders of all or substantially all of the outstanding Shares by way of stock dividend; or

(iv)	make a distribution on its outstanding Shares payable in Shares or securities exchangeable for or convertible into Shares,

each Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution, as the case may be, shall, in the case of the events referred to in Sections 4.5(a)(i), (iii) and (iv) above, be decreased in proportion to the increase in the number of outstanding Shares resulting from such subdivision, redivision or dividend (including, in the case where securities convertible into or exchangeable for Shares are issued, the number of Shares that would have been outstanding had such securities been converted into or exchanged for Shares on such effective or record date) or shall, in the case of the events referred to in Section 4.5(a)(ii) above, be increased in proportion to the decrease in the number of outstanding Shares resulting from such reduction, combination or consolidation on such effective or record date. Such adjustment shall be made successively whenever any event referred to in this Section 4.5(a) shall occur. Any such issue of Shares (or securities convertible into or exchangeable for Shares) by way of a stock dividend or other distribution shall be deemed to have been made on the record date for the stock dividend or other distribution for the purpose of calculating the number of outstanding Shares under Sections 4.5(b) and (g); to the extent that any such securities are not converted into or exchanged for Shares prior to the expiration of the conversion or exchange right, each Conversion Price shall be readjusted effective as at the date of such expiration to the respective Conversion Price which would then be in effect based upon the number of Shares actually issued on the exercise of such conversion or exchange right.

(b)	If and whenever at any time prior to the Maturity Date, the Company shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than forty-five (45) days after such date of issue (such period from the record date to the date of expiry being referred to in this Section 4.5(b) as the “Rights Period”), to subscribe for or purchase Shares (or securities convertible into or exchangeable for Shares) (such subscription price per Share (inclusive of any cost of acquisition of securities exchangeable for or convertible into Shares in addition to any direct cost of Shares) being referred to in this Section 4.5(b) as the “Per Share Cost”), the Borrowers shall give written notice to the Purchaser with respect thereto (any of such events herein referred to as a “Rights Offering”), and the Purchaser shall have fifteen (15) days after receipt of such notice (but prior to the Maturity Date or the date fixed for redemption of this Note) to elect to convert any or all of the Principal Amount of this Note into Shares at the applicable Conversion Prices and otherwise on terms and conditions set out in this Note. If the Purchaser validly elects to convert any or all of the Principal Amount of this Note, such conversion shall occur immediately prior to the record date for the issuance of such rights, options or warrants. If the Purchaser elects not to convert any of the Principal Amount of this Note, there shall continue to be an adjustment to each Conversion Price as a result of the issuance of such rights, options or warrants, in the manner hereinafter provided. Each Conversion Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying such Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which is the aggregate of:

(A)	the number of Shares outstanding as of the record date for the Rights Offering; and

(B)	the number determined by dividing the product of the Per Share Cost and:

1.	where the event giving rise to the application of this Section 4.5(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase additional Shares, the number of Shares so subscribed for or purchased during the Rights Period, or

2.	where the event giving rise to the application of this Section 4.5(b) was the issue of rights, options or warrants to the holders of Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Shares, the number of Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the trading price of the Shares on the Canadian Securities Exchange (or such other recognized stock exchange or quotation on which the Shares are listed for trading) (the “Current Market Price”) as of the record date for the Rights Offering; and

(ii)	the denominator of which is:

(A)	in the case described in subparagraph 4.5(b)(i)(B)(1), the number of Shares outstanding, or

(B)	in the case described in subparagraph 4.5(b)(i)(B)(2), the number of Shares that would be outstanding if all the Shares described in subparagraph 4.5(b)(i)(B)(2) had been issued,

as at the end of the Rights Period.

(c)	Any Shares owned by or held for the account of the Company or any subsidiary (as defined in the Securities Act (British Columbia)) of the Company will be deemed not to be outstanding for the purpose of any such computation.

(d)	If by the terms of the rights, options or warrants referred to in Section 4.5(b), there is more than one purchase, conversion or exchange price per Share, the aggregate price of the total number of additional Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of:

(1) the lowest purchase, conversion or exchange price per Share, as the case may be, if such price is applicable to all Shares which are subject to the rights, options or warrants, and

(2) the average purchase, conversion or exchange price per Share, as the case may be, if the applicable price is determined by reference to the number of Shares acquired.

(e)	To the extent that any adjustment in any Conversion Price occurs pursuant to Section 4.5(b) as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in Section 4.5(b), such Conversion Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Conversion Price which would then be in effect based upon the number of Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

(f)	[Intentionally Omitted].

(g)	If and whenever at any time prior to the Maturity Date, the Company shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares (or other than securities convertible into or exchangeable for Shares), or (ii) rights, options or warrants (other than rights, options or warrants referred to in Section 4.5(b)), or (iii) evidences of its indebtedness, or (iv) assets (in each case, other than dividends paid in the ordinary course) then, in each such case, the Borrowers shall give written notice to the Purchaser with respect thereto, and the Purchaser shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Note into Shares at the then applicable Conversion Prices and otherwise on terms and conditions set out in this Note. If the Purchaser elects to convert any or all of the Principal Amount of this Note, such conversion shall occur immediately prior to the record date for the making of such distribution. If the Purchaser elects not to convert any of the Principal Amount of this Note, there shall continue to be an adjustment to each Conversion Price as a result of the making of such distribution (herein referred to as a “Special Distribution”), determined in the manner hereafter set out in Section 4.5(h). In this Section 4.5(g) the term “dividends paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

(h)	In circumstances described in Section 4.5(g), each Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying such Conversion Price in effect on such record date by a fraction:

(1) the numerator of which is:

(A) the product of the number of Shares outstanding on such record date and the Current Market Price of the Shares on such record date; less

(B) the aggregate fair market value (as determined by action by the directors of the Company, acting reasonably) to the holders of the Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(2) the denominator of which is the number of Shares outstanding on such record date multiplied by the Current Market Price of the Shares on such record date.

Any Shares owned by or held for the account of the Company or any subsidiary (as defined in the Securities Act (British Columbia)) of the Company will be deemed not to be outstanding for the purpose of any such computation.

(i)	[Intentionally Omitted].

(j)	In the case of any reclassification of, or other change in, the outstanding Shares (other than a change referred to in Section 4.5(a), Section 4.5(b), or Section 4.5(g) or hereof), each Conversion Price shall be adjusted in such manner, if any, and at such time, as the Board of Directors of the Company determines to be appropriate on a basis consistent with the intent of this Section 4.5; provided that if at any time a dispute arises with respect to adjustments provided for in this Section 4.5(j), such dispute will be conclusively determined by the auditors of the Borrowers or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Company, acting reasonably, and any such determination will be binding on the Borrowers and the Purchaser.

(k)	The Borrowers will provide such auditors or accountants with access to all necessary records of the Borrowers. If and whenever at any time after the date hereof there is a reclassification or redesignation of the Shares outstanding at any time or change of the Shares into other shares or into other securities (other than as set out in Section 4.5(a), (b), (g) or (i)), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Shares or a change of the Shares into other shares and other than as set forth in Section 4.5(a) or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), the Purchaser, upon the exercising of the Optional Conversion Right, after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Shares to which the Purchaser was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, if any, which the Purchaser would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Purchaser had been the registered holder of the number of Shares to which such Purchaser was theretofore entitled upon exercise of the Optional Conversion Right. If determined appropriate by action of the directors of the Company, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.5 with respect to the rights and interests thereafter of the Purchaser to the end that the provisions set forth in this Section 4.5 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Optional Conversion Right. Any such adjustment must be made by and set forth in an amendment to this Note approved by action by the directors of the Company, acting reasonably, and will for all purposes be conclusively deemed to be an appropriate adjustment.

(l)	In any case in which this Section 4.5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Purchaser before the occurrence of such event, the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Borrowers shall deliver to the Purchaser an appropriate instrument evidencing the Purchaser’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Issue Date or such later date as the Purchaser would, but for the provisions of this Section 4.5(l), have become the holder of such additional Shares pursuant to this Section 4.5.

(m)	The adjustments provided for in this Section 4.5 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other event resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of any Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 4.5(m) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

No Conversion Price adjustment will be made to the extent that the Company makes an equivalent distribution to holders of Notes in respect of such Notes. No adjustment to any Conversion Price will be made for distributions or dividends on Shares issuable upon conversion of Notes that have been surrendered for conversion, provided that holders converting their Notes shall be entitled to receive, in addition to the applicable number of Shares, accrued and unpaid interest payable in cash from, and including, the most recent interest payment date to, but excluding, the date of conversion.

4.6 Legend; Transfer Restrictions

(a)	[Reserved].

(b)	The Note and the Shares to be issued upon conversion of this Note have not been and the Note will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act.

(c)	Any Shares issued upon conversion of Note in the United States, or to or for the account or benefit of a U.S. person or a person in the United States, will be “restricted securities”, as defined in Rule 144(a)(3) under the U.S. Securities Act. The certificates or DRS statements representing such Shares, as well as all certificates or DRS statements issued in exchange or in substitution therefor, until such time as is no longer required under the applicable requirements of the U.S. Securities Act, or applicable state securities laws, will bear, on the face of such certificate or DRS statement, the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S (INCLUDING RULE 905 THEREOF) UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

provided, that, if the Shares are being sold other than to the Company, the legends may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company that such legends are no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(d)	Notwithstanding any provision to the contrary contained herein, no Shares will be issued pursuant to the conversion of any Note if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and the certificates or DRS statements evidencing the Shares thereby issued may bear such legend as may, in the opinion of legal counsel to the Company, be necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Shares of the Company are listed, provided that, at any time, in the opinion of legal counsel to the Company, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate or DRS statement, at that holder’s expense, provides the Company with evidence reasonably satisfactory in form and substance to the Company (which may include an opinion of legal counsel of recognized standing in form and substance reasonably satisfactory to the Company) to the effect that such holder is entitled to sell or otherwise transfer such Shares in a transaction in which such legends are not required, such legended certificate or DRS statement may thereafter be surrendered to the Company in exchange for a certificate or DRS statement which does not bear such legend. Notwithstanding any provision to the contrary herein, no Shares will be issued pursuant to the conversion of any Note if the issuance of such securities would be in contravention of Section 11.22 (Cannabis Law Limitations) of the Securities Purchase Agreement.

Article 5
PREPAYMENT

5.1 No Early Redemption or Prepayment

Except pursuant to Sections 5.2 and 5.3, the Borrowers shall not be permitted to redeem or repay the Note prior to the Maturity Date without the prior written consent of the Collateral Agent and the Holders holding more than fifty percent (50%) of the aggregate unpaid principal amount outstanding under the Notes.

5.2 Voluntary Prepayment

(a)	With respect to the repayment or redemption of any Note held by a Fourth Restatement Holder, prior to the occurrence of a Triggering Event (as defined in the Securities Purchase Agreement), the Borrowers shall not repay, in whole or in part, any portion of the Principal Amount prior to the Maturity Date without the prior written consent of the Collateral Agent.

(b)	With respect to the repayment or redemption of any Note held by a Holder that is not a Fourth Restatement Holder (a “Specified Holder”), the Borrowers shall not repay, in whole or in part, any portion of the Principal Amount prior to the date that is the earlier of the date (i) that is the third (3rd) anniversary of the Fourth Restatement Closing Date and (ii) that is ninety (90) days following the transfer of this Note to a Specified Holder (the period from the Fourth Restatement Closing Date to such date is the “No-Call Period”).

(c)	Subject to the rest of this Section 5.2, after the Triggering Date or the No-Call Period, as applicable, from time to time the Borrowers may prepay, in whole or in part, the then outstanding Principal Amount of this Note together with accrued and unpaid Interest and fees, provided that (i) the Company has notified the applicable Holders in writing at least six (6) months prior to the proposed prepayment date (unless the applicable Holder is a Specified Holder, in which case such six (6) month period shall be reduced to 30 days) and (ii) unless the applicable Holder is a Specified Holder (in which case, repayment shall be at par), the Borrowers pay the Applicable Premium at the time of such prepayment. For purposes of this Note, “Applicable Premium” means three percent (3%) of the Principal Amount being repaid. Each notice of prepayment shall include the proposed prepayment date and the Principal Amount, interest and fees (if any) and Applicable Premium (if any) to be paid on such prepayment date. Such prepayment will be paid by wire transfer of immediately available funds to the account designated by the Holder.

5.3 Change of Control

(a)	The Borrowers shall give written notice to the Purchaser of any Change of Control at least thirty (30) days or, if the Borrowers become aware that a Change of Control may occur in less than thirty (30) days, as soon as reasonably possible prior to the effective date of any such Change of Control (the “Change of Control Notice”) and another written notice on or as soon as reasonably practicable after the effective date of such Change of Control (the “Change of Control Closing Notice”).

(b)	After receipt of a Change of Control Notice, the Holder shall, in its sole discretion, have the right to require the Borrowers to prepay all Obligations then outstanding under this Note, plus five percent (5%) of the Principal Amount being repaid unless the Note is redeemed or repaid prior to the effective date of the Change of Control. The Holder may require such prepayment to be completed concurrently with the closing of the Change of Control. Alternatively, the Holder may, in its sole discretion, elect to convert all or any portion of the Obligations hereunder in accordance with Section 4.1, in which case any such portion converted will, for certainty, not be subject to repayment or any premium thereon.

Article 6
SECURITY

6.1 The Obligations under this Note and all other Obligations under the Operative Documents shall be secured by the Security Documents, for the benefit of the Holders which shall rank pari passu between and among the Holders as and to the extent provided in the Securities Purchase Agreement.

Article 7

EVENTS OF DEFAULT

7.1 The occurrence of an “Event of Default” under the Securities Purchase Agreement shall constitute an event of default (“Event of Default”) hereunder.

7.2 Upon and during the continuation of an Event of Default, the Interest Rate shall increase by three percent (3%) per annum, and the Holder shall be entitled to all of the rights and remedies set forth in the Securities Purchase Agreement and available to it under applicable law.

Article 8

TAX TREATMENT

8.1 Tax Treatment

For United States federal income tax purposes, the parties agree to treat the Notes as convertible debt instruments that are excepted from the contingent payment debt instrument rules of Treas. Reg. § 1.1275-4. The parties shall file all federal income tax returns and reports in a consistent manner unless otherwise required pursuant to a final “determination” within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended.

Article 9

GENERAL MATTERS

9.1 Amalgamation

The Borrowers acknowledge that if, to the extent permitted under the Securities Purchase Agreement, either Borrower amalgamates or merges with any other Person (or any other circumstance or transaction occurs in which there is a “Successor Company” as defined in Section 8.4 of the Securities Purchase Agreement) (a) the term “Company” or “U.S. Borrower”, where used herein shall extend to and include the applicable Successor Company, and (b) the term, “Obligations”, where used herein shall extend to and include the Obligations of the Borrowers and the Successor Company.

9.2 No Modification or Waiver

This Note may be modified, varied or amended at any time only by the written agreement of the parties hereto; provided, however, no modification, variation, waiver or amendment of any provision of this Note shall be made without the prior written consent of the Majority Holders (as defined in the Securities Purchase Agreement). The Holder shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by an authorized officer of the Holder. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Holder of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Holder would otherwise have on any future occasion, whether similar in kind or otherwise.

9.3 Entire Agreement

This Note together with the Securities Purchase Agreement and the other Operative Documents constitute the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to the subject matter hereof. There are no other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein or therein.

9.4 Notice to the Company and the Holder

Any notice to be given to the Borrowers or the Holder shall be in writing and shall be deemed to be validly given if such notice is delivered in accordance with Section 11.6 of the Securities Purchase Agreement.

9.5 Replacement of Note

If this Note shall become mutilated or be lost, stolen or destroyed and in the absence of notice that the Note has been acquired by a bona fide purchaser, the Borrowers shall issue a new Note upon surrender and cancellation of the mutilated Note, or, in the event that a Note is lost, stolen or destroyed, in lieu of and in substitution for the same, and the substituted Note shall be in the form hereof and the Holder shall be entitled to benefits hereof. In case of loss, theft or destruction, the Holder shall furnish to the Borrowers such evidence of such loss, theft or destruction as shall be satisfactory to the Borrowers in their discretion acting reasonably together with an indemnity in form and substance mutually acceptable to the Borrowers and the Holder, each acting reasonably. The applicant shall pay reasonable expenses incidental to the issuance of any such new Note.

9.6 Successors and Assigns

This Note shall inure to the benefit of the Holder and its successors and its permitted assigns and shall be binding upon the Borrowers and each of their successors and permitted assigns.

9.7 Assignment

No Party may assign its rights or benefits under this Note except that the Holder may assign all or any portion of its rights and benefits under this Note to any Person or Persons who may purchase all or part of this Note, subject to compliance with applicable securities laws and the Securities Purchase Agreement.

9.8 Registered Obligations

The Borrowers shall keep a “register” in accordance with Section 11.3 of the Securities Purchase Agreement.

9.9 Invalidity of Provisions

Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

9.10 Governing Law

THIS NOTE AND EACH OTHER TRANSACTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

9.11 Maximum Rate of Interest

Notwithstanding any other provisions of this Note, if the amount of any interest, premium, fees or other monies or any rate of interest required to be paid under this Note or any other document entered into in connection with this Note would, but for this provision, contravene any applicable Law, then such amount or rate of interest shall be reduced to such maximum amount as would not contravene such provisions; and to the extent that any excess has been charged or received the Holder shall apply such excess against the outstanding Obligations and refund to the Borrowers any further excess amount.

9.12 Time of Essence

Time shall be of the essence of this Note and a forbearance by the Holder of the strict application of this provision shall not operate as a continuing or subsequent forbearance.

9.13 Waiver

Each Borrower hereby waives presentment, notice of dishonor, protest and notice of protest. No failure or delay by the Holder in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right exclude other further exercise thereof or the exercise of any other right.

9.14 Waiver of Trial by Jury

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY TO THIS NOTE HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.14 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

9.15 Obligations Joint and Several

All obligations of the Borrowers under this Note are joint and several.

9.16 Amendment and Restatement

This Note amends and restates, supersedes and replaces all Notes previously issued to the Holder by the Borrowers under the Securities Purchase Agreement or the Existing Agreement (as defined in the Securities Purchase Agreement) (the “Previously Issued Notes”); provided, however, that the execution and delivery by the undersigned of this Note shall not, in any manner or circumstance, be deemed to be a payment of, a novation of or to have terminated, extinguished or discharged any of the undersigned’s obligations evidenced by the Previously Issued Notes, all of which obligations shall continue under and shall hereinafter be evidenced and governed by this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed by its duly authorized officer as of the date first written above.

MEDMEN ENTERPRISES INC.

Per:
Name: Title:

MM CAN USA, INC.

Per:
Name: Title:

ACCEPTED AND AGREED as of the date first written above by:

[●]

By: [●]

Its: [●]

By:
Name:

Its:

Appendix A

Reserved

Appendix B

PRINCIPAL AMOUNTS; CONVERSION PRICES; RESTRICTIONS ON CONVERSION

Advances Made and Fees Paid on or prior to November 27, 2019 (the “July 2, 2020 Existing Notes”):

[NTD: AMOUNTS TO BE COMPLETED FOR EACH HOLDER]

Tranche	Date of Issuance	Initial Principal Amount	Fully Accreted Principal Amount as of the Fourth Restatement Closing Date	Conversion Price for 28% of Fully Accreted Principal Amount[1]	Conversion Price for 15% of Fully Accreted Principal Amount[1]	Conversion Price for 52% of Fully Accreted Principal Amount[1]	Conversion Price for 5% of Fully Accreted Principal Amount[1]
1-A	4/23/19			$0.1700	$0.1529	$0.3400	$0.1529
1-B	5/22/19			$0.1700	$0.1529	$0.3400	$0.1529
2	7/12/19			$0.1700	$0.1529	$0.3400	$0.1529
Amendment Fee	10/29/19			$0.1700	$0.1529	$0.3400	$0.1529
3	11/27/19			$0.1700	$0.1529	$0.3400	$0.1529
Total principal amounts for Existing Notes:

The aggregate July 2, 2020 Existing Notes Principal evidenced by this Note is $__________.

1 As of the Fourth Restatement Closing Date, and subject to change under Section 4.5 of this Note.

[Remainder of page intentionally left blank]

Advances Made and Fees Paid After November 27, 2019:

[NTD: AMOUNTS TO BE COMPLETED FOR EACH HOLDER]

Tranche	Date of Issuance	Initial Principal Amount	Conversion Price[3]	Restatement Fee Allocated to Principal Amount	Total Initial Principal Amount	Fully Accreted Principal Amount as of Fourth Restatement Closing Date
4	3/27/20		$0.1529
Incremental Advance 1	4/24/20		$0.1529
2020 Amendment Fee	7/2/20		$0.2845
Incremental Advance 2	9/14/20		$0.1529
Third Restatement Advance	1/11/ 21		$0.1608
Total principal amount for the foregoing, as of the Fourth Restatement Closing Date:

Fully Accreted Principal Amount as of the Fourth Restatement Closing Date: $[●]

1 Conversion Prices are subject to standard adjustments under Section 4.5 of this Note.

To the extent there is any conflict between this Appendix B and Schedule 1.1(d) to the Securities Purchase Agreement, Schedule 1.1(d) shall control.